Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-221404) pertaining to 1,629,115 shares of common stock;

2)	Registration Statement (Form S-3 No. 333-207255) pertaining to 13,067,382 shares of common stock;

3)	Registration Statement (Form S-8 No. 333-214965) pertaining to the 2009 Omnibus Incentive Compensation Plan;

4)	Registration Statement (Form S-8 No. 333-207233) pertaining to the 2009 Omnibus Incentive Compensation Plan and the 2015 Incentive Compensation Plan;

5)	Registration Statement (Form S-8 No. 333-202648) pertaining to the 2009 Omnibus Incentive Compensation Plan and the 2015 Incentive Compensation Plan;

6)	Registration Statement (Form S-8 No. 333-221405) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

7)	Registration Statement (Form S-8 No. 333-190878) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

8)	Registration Statement (Form S-8 No. 333-190879) pertaining to the 2009 Omnibus Incentive Compensation Plan;

9)	Registration Statement (Form S-8 No. 333-176490) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

10)	Registration Statement (Form S-8 No. 333-176489) pertaining to the 2009 Omnibus Incentive Compensation Plan;

11)	Registration Statement (Form S-8 No. 333-163033) pertaining to the 2009 Omnibus Incentive Compensation Plan;

12)	Registration Statement (Form S-8 No. 333-163032) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

13)	Registration Statement (Form S-8 No. 333-159287) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan;

14)	Registration Statement (Form S-8 No. 333-145482) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan;

15)	Registration Statement (Form S-8 No. 333-139730) pertaining to the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Employee Stock Purchase Plan; and

16)
Registration Statement (Form S-8 No. 333-53692) pertaining to the Amended and Restated 2000 Stock Incentive Plan, the Amended and Restated 2000 Employee Stock Purchase Plan and the Amended and Restated 1997 Employee Stock Option Plan;

of our report dated March 15, 2018, with respect to the consolidated financial statements and schedule of Inseego Corp. and the effectiveness of internal control over financial reporting of Inseego Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ MAYER HOFFMAN MCCANN P.C.

San Diego, California
March 15, 2018